Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

by and between

SPIRIT FINANCE CORPORATION

and

REDFORD HOLDCO, LLC

Dated as of March 12, 2007

ii

SCHEDULES AND EXHIBITS

Schedule 3.4(b)	–	Company Required Approvals
Schedule 4.2(b)	–	Purchaser Required Approvals
Schedule 4.5	–	Company Common Stock Owned by Purchaser

Exhibit A	–	Registration Rights
Exhibit B	–	Form of Opinion of Company Counsel
Exhibit C	–	Form of Company Compliance Certificate
Exhibit D	–	Form of Purchaser Compliance Certificate

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of March 12, 2007 (this “Agreement”), is entered into by and between SPIRIT FINANCE CORPORATION, a Maryland corporation (the “Company”), and REDFORD HOLDCO, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company wishes to sell 6,150,000 shares (the “Shares”) of its common stock, par value $.01 per share (the “Company Common Stock”), to the Purchaser, and the Purchaser wishes to purchase the Shares; and

WHEREAS, simultaneously with the execution of this Agreement the Company, the Purchaser, and Redford Merger Co., a Maryland corporation and a wholly owned subsidiary of the Purchaser (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company and whereby the Company will become a wholly owned subsidiary of the Purchaser;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  For purposes of this Agreement, terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.  In addition the following terms shall have the following meanings:

Agreement has the meaning specified in the Introduction.

Blackout Notice has the meaning specified in Section 2(c) of Exhibit A.

Blackout Period has the meaning specified in Section 2(c) of Exhibit A.

Closing has the meaning specified in Section 2.3(a).

Closing Date has the meaning specified in Section 2.3(a).

Company has the meaning specified in the Introduction.

Company Common Stock has the meaning specified in the Recitals.

Company Material Adverse Effect has the meaning specified in the Merger Agreement, as modified in the introduction to Article III hereof.

Demand Notice has the meaning specified in Section 2(b) of Exhibit A.

Holder has the meaning specified in Section 10 of Exhibit A.

Indemnified Party has the meaning specified in Section 9.3.

Losses has the meaning specified in Section 7(a) of Exhibit A.

Merger Sub has the meaning specified in the Recitals.

Merger Agreement has the meaning specified in the Recitals.

Parent has the meaning specified in the Recitals.

Per Share Price has the meaning specified in Section 2.1.

Purchaser has the meaning specified in the Introduction.

Registrable Shares means the Shares that are not Transferable Shares, and any Company Common Stock or other securities of the Company or any successor entity which may be issued or distributed in respect of the Registrable Shares by way of stock dividend or stock split or other distribution, recapitalization, merger, conversion or reclassification.

Registration Rights has the meaning specified in Section 2.2.

SEC means the Securities and Exchange Commission.

Selling Stockholders has the meaning specified in Section 3 of Exhibit A.

Shareholder has the meaning specified in Section 5.10.

Shares has the meaning specified in the Recitals.

Shelf Registration Statement has the meaning specified in Section 2(a) of Exhibit A.

Transferable Shares shall mean the Shares that are eligible for resale pursuant to paragraph (k) of Rule 144 under the Securities Act (or any similar provision then in force).

ARTICLE II

PURCHASE AND SALE OF THE SHARES

Section 2.1             Issuance and Sale of the Shares Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company agrees to issue, sell and deliver to the Purchaser, and the Purchaser agrees to purchase from the Company, the Shares for a purchase price of $12.99 per Share (the “Per Share Price”).

Section 2.2             Registration Rights.  The Purchaser shall have the rights to registration under the Securities Act of the Registrable Shares, on the terms and subject to the conditions set forth in Exhibit A (the “Registration Rights”).

Section 2.3             Closing and Delivery.

(a)           The consummation of the purchase and sale of the Shares pursuant to Section 2.1 (the “Closing”) shall take place on the third Business Day immediately following the date on which the last of the conditions set forth in Articles VI and VII hereof is fulfilled or waived (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) at 10:00 a.m., local time, at the offices of Kutak Rock LLP, 1801 California Street, Suite 3100, Denver, Colorado 80202, or at such other date, time and place as the Company and the Purchaser shall mutually agree in writing (the date of the Closing being the “Closing Date”).

(b)           At the Closing, the Company shall deliver to the Purchaser one or more certificates representing the Shares, against delivery to the Company of a wire transfer of immediately available funds in US dollars to the order of the Company in the aggregate amount equal to the Per Share Price times the number of Shares to be purchased at such time by the Purchaser, and the Company shall cause its transfer agent to register the Purchaser as the holder of the Shares then acquired in the register of holders of the Company Common Stock.

Section 2.4             Restrictive Legend.  The certificates evidencing the Shares shall bear (i) any legend required by the Company to maintain its status as a REIT and (ii) the following legend until such time as (A) such Shares are sold pursuant to an effective registration statement under the Securities Act, (B) such Shares are eligible for resale in reliance on paragraph (k) of Rule 144 under the Securities Act, or (C) the Purchaser or any transferee thereof delivers an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required under the Securities Act:

THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF THE STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 12, 2007, BY AND BETWEEN SPIRIT FINANCE CORPORATION AND REDFORD HOLDCO, LLC AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

Notwithstanding the foregoing, for the avoidance of doubt, the Purchaser shall be entitled to make pro rata distributions of the Shares to its members without delivering an opinion of counsel if such transfer is registered under the Securities Act or made pursuant to an exemption from registration under the Securities Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes for the benefit of the Purchaser the representations and warranties set forth in Article III of the Merger Agreement, mutatis mutandis, as if set forth in full herein (except that the term “Company Material Adverse Effect” shall be deemed to include a material adverse effect on, in addition to the matters described in clauses (x), (y) and (z) of Section 3.1(a) thereof, the ability of the Company to consummate the transactions contemplated by, or perform its obligations under, this Agreement), and the Company further represents and warrants to the Purchaser as follows:

Section 3.1             Shares.  The Shares to be issued, sold and delivered pursuant to this Agreement have been duly authorized by all requisite action of the Company and, when issued, the Shares will be validly issued and outstanding, fully paid and nonassessable, and will not be subject to any preemptive rights of the holders of any other class or series of the capital stock of the Company.  Upon the issuance of the Shares, the Shares will be free and clear of all transfer restrictions and Liens of any nature whatsoever, with the exception of any restrictions on transferability set forth herein, under the Securities Act or any securities laws of any jurisdiction or as set forth in the Company Charter.

Section 3.2             WKSI Status.  The Company is a “well-known seasoned issuer” and is not an “ineligible issuer” (as such terms are defined in Rule 405 under the Securities Act).

Section 3.3             Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 3.4             Authority; Non-Contravention; Board Approval.

(a)           Authority.  The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  No other proceedings on the part of the Company or any Company Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)           Non-Contravention.  Except as set forth in Schedule 3.4(b) hereof and except (a) for filings, reports, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the NYSE, state securities or state “blue sky” laws and (b) for such filings that have already been made or such consents that already have been received, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company or any of its Material Subsidiaries, (ii) require any filing by the Company or any of the Company Subsidiaries with, notice to, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent or notice under, result in a violation or breach by the Company or any of the Company Subsidiaries of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment or any termination, buy-sell, transfer, option, right of first refusal, right of first offer, tag-along or any similar right by any party, or result in the creation of any Lien or other encumbrance on any property or asset of the Company or any of the Company Subsidiaries or otherwise give rise to any material obligation on the part of the Company, any Company Subsidiary or any other party pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Permit or other instrument or obligation or Material Contract or Company Lease to which the Company or any of the Company Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or (iv) violate any Law, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches, trigger events, creation of liens or defaults which, individually or in the aggregate, would not either (A)  prevent or materially delay consummation of the transactions contemplated by this Agreement, (B) otherwise prevent or materially delay performance by the Company of its obligations under this Agreement or (C) reasonably be likely to have a Company Material Adverse Effect.

(c)           Board Approval.  The Company Board has taken all action necessary to approve the Merger and the acquisition of beneficial ownership of the Shares by the Purchaser, Parent and any of their respective Affiliates and associates prior to entering into this Agreement.  The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and such transactions are exempt from and will not trigger, the requirements of any Takeover Statutes or any takeover provision in the Company Charter, Company Bylaws or other organizational document to which the Company is a party.

Section 3.5             Litigation.  There is no suit, claim, action, proceeding or investigation pending or, to the knowledge Company, threatened against the Company that questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby.

Section 3.6             Brokers.  The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company, any Company Subsidiary, the Purchaser, Parent or Merger Sub or any of their Affiliates to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby, except that the Company has retained Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. as joint financial advisors to the Company Board in connection with the Merger.

Section 3.7             No Other Representations of the Company.  Except for the representations and warranties contained in this Article III or the Merger Agreement, neither the Company nor any other Person acting on its behalf makes any representation or warranty, express or implied, regarding the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

Section 4.1             Organization and Qualification.  It is a corporation or other entity duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, as the case may be.

Section 4.2             Authority; Non-Contravention.

(a)           Authority.  It has all necessary corporate or other entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  No other proceedings on its part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly authorized, executed and delivered by it and, assuming due authorization, execution and delivery hereof by each of the parties hereto, constitutes its valid, legal and binding agreement, enforceable against it in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)           Non-Contravention.  Except as set forth in Schedule 4.2(b) hereof and except (a) for filings, reports, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the NYSE, state securities or state “blue sky” laws and (b) for such filings that have already been made or such consents that already have been received, none of the execution, delivery or performance of this Agreement by it, the consummation by it of the transactions contemplated hereby or compliance by it with any of the provisions hereof will (i) conflict with or result in any breach of any provision of its organizational documents, (ii) require any filing by it with, notice to, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent or notice under, result in a violation or breach by it of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment or any termination, buy-sell, transfer, option, right of first refusal, right of first offer, tag-along or any similar right by any party, or result in the creation of any Lien or other encumbrance on any of its properties or assets or otherwise give rise to any material obligation on its part or any other party pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Permit or other instrument or obligation or material contract or lease to which it is a party or by which it or any of its properties or assets may be bound or (iv) violate any Law, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches, trigger events, creation of liens or defaults which, individually or in the aggregate, would not either (A)  prevent or materially delay consummation of the transactions contemplated by this Agreement, or (B) otherwise prevent or materially delay performance by the Company of its obligations under this Agreement.

Section 4.3             Litigation.  There is no suit, claim, action, proceeding or investigation pending or, to its knowledge, threatened against it that questions the validity of this Agreement or any action to be taken by it in connection with the consummation of the transactions contemplated hereby.

Section 4.4             No Vote Required.  No vote of the holders of any class or series of its capital stock is necessary to approve this Agreement or the transactions contemplated hereby.

Section 4.5             Ownership of Company Stock.  Except as set forth in Schedule 4.5 hereto, as of the date hereof, neither it nor any of its Affiliates (excluding for the purposes of this Section 4.5 its officers and directors) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares of capital stock of the Company.

Section 4.6             Purchase for Investment.  It acknowledges that the Shares have not been registered under the Securities Act or under any state securities laws.  It (i) is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares to any person, (ii) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision and (iv) is an accredited investor (as that term is defined in Rule 501 promulgated under the Securities Act).

Section 4.7             No Other Representations of the Purchaser.  Except for the representations and warranties contained in this Article IV, neither it nor any other Person acting on its behalf makes any representation or warranty, express or implied, regarding it.

ARTICLE V

COVENANTS

Section 5.1             Registration Rights.  The Company shall comply with the provisions contained in Exhibit A regarding the Registration Rights.

Section 5.2             Reservation of Company Stock.  The Company shall reserve and keep available out of its authorized but unissued shares of Company Common Stock the Shares to be purchased and sold hereunder.

Section 5.3             Listing of Shares.  The Company shall cause the issuance of the Shares to be approved by the New York Stock Exchange prior to the Closing Date.

Section 5.4             Regulatory Matters.

(a)           Regulatory Approvals.  Each party hereto shall cooperate and use its commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary or advisable permits, consents, approvals and authorizations of all Governmental Entities.  Each party shall have the right to review a reasonable time in advance and to provide comments on any such filing.

(b)           Actions by Affiliates.  Notwithstanding any other provision of this Agreement, the Purchaser shall not be required to cause any portfolio company, investment fund or other Affiliate of any shareholder of the Purchaser or any director, officer, employee, general partner, limited partner, member or manager of any shareholder of the Purchaser to take any action, undertake any divestiture or restrict its conduct other than to provide responsive information required to make any submission or application to a Governmental Entity and to otherwise cooperate in connection with any such submission or application as is necessary and customary under the circumstances.

Section 5.5             WKSI Status.  The Company shall maintain its status as a “well-known seasoned issuer” and shall not become an “ineligible issuer” (as such terms are defined in Rule 405 under the Securities Act) until the earlier to occur of (i) the closing date of the Merger, (ii) the closing date of any other merger or similar transaction if the Merger Agreement is terminated, or (iii) two years from the date hereof.

Section 5.6             Use of Proceeds.  The Company shall use the proceeds from the sale of the Shares in accordance with the Merger Agreement.

Section 5.7             Expenses.  The Company and the Purchaser shall each bear its own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby.

Section 5.8             Confidentiality.  Notwithstanding any other agreements between the Purchaser and any of its Affiliates, on the one hand, and the Company, on the other hand, the Purchaser shall not, without the consent of the Company, disclose to any Person non-public or confidential information concerning the business or affairs of the Company and will hold all such information in the strictest confidence; provided, however, that the Purchaser may disclose any such information:

(i)            to representatives of the Purchaser (including but not limited to financial advisors, legal counsel and agents); provided, that the disclosure of such information is protected by an obligation of confidentiality;

(ii)           to the Guarantors or their Affiliates; provided, that the disclosure of such information is the subject of and protected by a written confidentiality agreement on comparable terms to the provisions of the Confidentiality Agreement; and

(iii)          if the Purchaser obtains the Company’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, and obtains a confidentiality and standstill agreement among such Person, the Purchaser and the

Company in form and substance reasonably satisfactory to the Company; provided that such non-public information of the Company may be provided to U.S. rating agencies that have a duty to keep such information confidential.

Section 5.9             Public Announcement.  The Company and the Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has used its commercially reasonable efforts to consult with the other party and to obtain such party’s consent but has been unable to do so in a timely manner.  In this regard, the parties shall make a joint public announcement of the transactions contemplated hereby no later than the opening of trading on the NYSE on the Business Day following the date on which this Agreement is fully executed and the Company may file this Agreement with the SEC as may be required under the Securities Act or the Exchange Act.

ARTICLE VI

CONDITIONS TO CLOSING OF THE PURCHASER

The Purchaser’s obligations to purchase the Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction on or prior to the Closing Date of each of the following conditions:

Section 6.1             Representations and Warranties.  The representations and warranties made by the Company in Article III hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date).

Section 6.2             Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

Section 6.3             Regulatory Consents.  All notices, reports and other filings required to be made prior to the Closing by the Company or any of the Company Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing by the Company or any of the Company Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company shall have been made or obtained and shall be effective on and as of the Closing Date.

Section 6.4             Absence of a Company Material Adverse Effect.  Since the date of this Agreement there shall not have been any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 6.5             Opinion of Company’s Counsel.  The Purchaser shall have received from outside counsel to the Company an opinion addressed to the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect set forth in Exhibit C.

Section 6.6             Litigation.  No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, and no Law shall have been enacted or promulgated, which would have the effect of (i) making the consummation of the transactions contemplated hereby illegal, or (ii) otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that prior to the Purchaser asserting this condition the Purchaser shall, in the case of an injunction or order enjoining or prohibiting it from consummating the transactions contemplated hereby, have used its commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

Section 6.7             Merger Agreement.  The Merger Agreement shall be in full force and effect and shall not have been terminated.

Section 6.8             Compliance Certificate.  The Company shall have delivered to the Purchaser a certificate of the Chief Executive Officer or President of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4 have been satisfied.  Such certificate shall be substantially in the form set forth in Exhibit D.

ARTICLE VII

CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell the Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

Section 7.1             Representations and Warranties.  The representations and warranties made by the Purchaser in Article III hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date).

Section 7.2             Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

Section 7.3             Regulatory Consents.  All notices, reports and other filings required to be made prior to the applicable Closing by the Purchaser or any of its subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing by the Purchaser or any of its subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser shall have been made or obtained and shall be effective on and as of the Closing Date.

Section 7.4             Litigation.  No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, and no Law shall have been enacted or promulgated, which would have the effect of (i) making the consummation of the transactions contemplated hereby illegal, or (ii) otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that prior to the Company asserting this condition the Company shall, in the case of an injunction or order enjoining or prohibiting it from consummating the transactions contemplated hereby, have used its commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

Section 7.5             Authorizations.  All authorizations, approvals or permits, if any, of any Governmental Entity or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date, other than any failures to obtain such authorizations, approvals or permits that would not be reasonably likely to adversely affect the Company in any material respect.

Section 7.6             Compliance Certificate.  The Purchaser shall have delivered to the Company a certificate of an executive officer of the Purchaser, dated as of the applicable Closing Date, to the effect that the conditions set forth in Sections 7.1, 7.2 and 7.3 have been satisfied.  Such certificate shall be substantially in the form set forth in Exhibit E.

ARTICLE VIII

INDEMNIFICATION

Section 8.1             Company Indemnification.  The Company covenants and agrees to indemnify and save and hold harmless the Purchaser and its Representatives from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of a single counsel selected by holders of a majority of the Shares at such time and other reasonable costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Company or a third party claim) up to the amount equal to the purchase price paid or to be paid by the Purchaser under this Agreement, arising out of or resulting from:

(a)           any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any writing delivered pursuant to this Agreement; or

(b)           the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; provided, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld).

Section 8.2             Purchaser Indemnification.  The Purchaser covenants and agrees to indemnify and save and hold harmless the Company and its Representatives from and against any and all losses, costs, expenses, liabilities, claims or legal damages (including, without limitation, reasonable fees and disbursements of a single counsel and other reasonable costs and expenses incident to any actual or threatened claim, suit, action or proceeding, whether incurred in connection with a claim against the Purchaser or a third party claim) up to the amount equal to the purchase price paid or to be paid by the Purchaser under this Agreement, arising out of or resulting from:

(a)           any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement or in any writing delivered pursuant to this Agreement; or

(b)           the failure of the Purchaser to perform or observe fully any covenant, agreement or provision to be performed or observed by it pursuant to this Agreement; provided, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld).

Section 8.3             Procedure.  Any Person entitled to be indemnified pursuant to Section 8.1 or 8.2 (each, an “Indemnified Party”) shall notify the Purchaser or the Company, as the case may be, in writing of any action against such Indemnified Party in respect of which the other party is or may be obligated to provide indemnification on account of Section 8.1 or 8.2, promptly after the receipt of notice.  The omission of any Indemnified Party so to notify the other party of any such action shall not relieve such other party from any liability which it may have to such Indemnified Party except to the extent the other party shall have been materially prejudiced by the omission of such Indemnified Party so to notify it.  In case any such action shall be brought by a third party against any Indemnified Party and it shall notify the other party of the commencement thereof, the other party shall be entitled to participate therein and, to the extent that such other party may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from it to such Indemnified Party of its election so to assume the defense thereof, the other party will not be liable to such Indemnified Party under Section 8.1 or 8.2 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof, or for any settlement thereof entered into without the consent of the other party; provided, however, that if (i) the other party shall elect not to assume the defense of such claim or action or (ii) the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the other party and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the other party, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of clauses (i) and (ii)(x), or such different defenses, in the case of clause (ii)(y), and the other party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

Section 8.4             Indemnification Non-Exclusive.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE IX

TERMINATION

This Agreement may be terminated (i) at any time by mutual written agreement of the Company and the Purchaser, (ii) by the Purchaser if the Closing shall not have occurred and the Merger Agreement shall have been terminated, (iii) by the Company if the Closing shall not have occurred and the Merger Agreement shall have been terminated by the Company pursuant to Section 8.1(d) thereof or (iv) by the Company or the Purchaser if the Closing shall not have occurred on or prior to April 12, 2007; provided, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any of its obligations under this Agreement shall have proximately contributed to the failure of the applicable Closing to occur.  In the event of the termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and each of their respective directors, trustees, officers, employees, partners, or stockholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Sections 5.1, 5.5, 5.7 and 5.8 and Articles VIII and X; provided, however, that nothing contained in this Article IX shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

ARTICLE X

GENERAL PROVISIONS

Section 10.1           Survival of Representations and Warranties.  The representations and warranties of the parties in this Agreement shall survive the Closing and the payment for and delivery of the Shares, but shall not survive the Effective Time under the Merger Agreement, if the Merger shall be consummated.

Section 10.2           Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission), on the next Business Day if sent by prepaid overnight carrier (providing proof of delivery), on the fifth Business Day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or on the date delivered if sent by email (providing confirmation of receipt) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

(i)		if to the Company, to:

Spirit Finance Corporation
14631 N. Scottsdale Road, Suite 200
Scottsdale, AZ 85254
Attention: Catherine Long
Facsimile: (480) 606-0826
Email: clong@spiritfinance.com

with a copy to:

Kutak Rock LLP
Suite 3100
1801 California Street
Denver, CO 80202
Attention: Paul E. Belitz, Esq.
Facsimile: (303) 292-7799
Email: Paul.Belitz@kutakrock.com

and

(ii)		if to the Purchaser, to:

Redford Holdco, LLC
c/o Macquarie Holdings (USA) Inc.
125 West 55th Street
New York, NY 10019
Attention: Katherine Mogg
Facsimile: (212) 231-1717
Email: Katherine.Mogg@macquarie.com

with a copy to:

Latham & Watkins LLP
53rd at Third
885 Third Avenue
New York, NY 10022-4834
	Attention:	Edward Sonnenschein, Esq.
David Kurzweil, Esq.
Facsimile: (212) 751-4864
	Email:	ted.sonnenschein@lw.com
david.kurzweil@lw.com

Section 10.3           Entire Agreement.  This Agreement, the Confidentiality Agreement and the Merger Agreement (including the documents and instruments referred to herein and therein) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 10.4           Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 10.5           Interpretation.  When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit of this Agreement, respectively, unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” if they are not already followed by such words.

Section 10.6           Counterparts; Effect.  This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Section 10.7           No Third-Party Beneficiaries.  Except as otherwise provided in Article VIII, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and each permitted assignee hereof, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.8           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

Section 10.9           Venue.  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby or for recognition and enforcement of any judgment in respect hereof or thereof, brought by any other party hereto or its successors or assigns shall be brought and determined only in the United States District Court for the Southern District of New York or, if such court would not have subject matter jurisdiction, in the Supreme Court of the State of New York in New York County.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid court.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, or the transactions contemplated hereby (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with Section 10.2, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper and (z) this Agreement or the subject mater hereof, may not be enforced in or by such courts.

Section 10.10         Waiver of Jury Trial and Certain Damages.  EACH PARTY TO THIS AGREEMENT WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN TORT OR IN CONTRACT, AND (B) ANY RIGHT IT MAY HAVE TO RECEIVE DAMAGES FROM ANY OTHER PARTY BASED ON ANY THEORY OF LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES.

Section 10.11         Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that the Purchaser may, without the consent of the Company, assign its Registration Rights to any transferee of its Shares.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

SPIRIT FINANCE CORPORATION

By:	/s/ Morton H. Fleischer
Name: Morton H. Fleischer
Title: Chairman of the Board

REDFORD HOLDCO, LLC

By:	/s/ Michael Dorrell
Name: Michael Dorrell
Title: Treasurer

[Stock Purchase Agreement Signature Page]

SCHEDULE 3.4(B)

COMPANY REQUIRED APPROVALS

1.                                       None

SCHEDULE 4.2(B)

PURCHASER REQUIRED APPROVALS

1.                                       None

SCHEDULE 4.5

COMPANY COMMON STOCK OWNED BY PURCHASER

4,727,000 shares of Company Common Stock

EXHIBIT A

REGISTRATION RIGHTS

Section 1.               Effectiveness of Registration Rights.  The registration rights pursuant to Sections 2 and 3 hereof shall become effective on the Closing Date.

Section 2.               Registration Rights Generally.

(a)           Shelf Registration.  The Company shall cause to be filed or become effective, no later than 20 days after the Closing Date, a registration statement (the “Shelf Registration Statement”) filed with the SEC on Form S-3 (or any successor form), or, at the Company’s election, a prospectus supplement issued pursuant to the Company’s existing shelf registration statement, and such other documents as may be necessary to permit offerings and sales of Registrable Shares by Holders pursuant to Rule 415 under the Securities Act.  Subject to Section 2(c), the Company shall maintain such Shelf Registration Statement effective and current until the earlier of (i) the time all Registrable Shares are sold pursuant to such registration statement and (ii) the time when all Shares are Transferable Shares.  The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or if required by the Securities Act.

(b)           Contingent Demand Registration.  Subject to Section 10, in the event that the Company has failed to or is unable to file and maintain a Shelf Registration Statement as contemplated by Section 2(a) and until such failure or inability is remedied, one or more Holders holding individually or in the aggregate at least 20% of the Registrable Shares outstanding as of the Closing Date shall have the right to make a written demand upon the Company (a “Demand Notice”) to have the Company as promptly as practical register under the Securities Act for offer and sale all Registrable Shares specified to the Company by such Holders within 10 days of the date of the Demand Notice, and the Company agrees to so register such Registrable Shares.  If a Demand Notice has been made on the Company, no subsequent Demand Notice may be made on the Company for 90 days unless the Company has failed to comply with its obligations with respect to the Demand Notice.  The Holders shall have the right to exercise registration rights pursuant to this Section 2(b) up to four (4) times; provided, however, that any such exercise shall relate to not less than one million shares of Company Common Stock.

(c)           Blackout Period.  Notwithstanding Section 2(a) above, if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company (each, a “Blackout Notice”) stating that there is a reasonable likelihood that such disclosure, such registration statement or related prospectus to be filed, amended or supplemented, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (outside the ordinary course of business), corporate reorganization or other similar transaction involving the Company, the Company shall be entitled to suspend the use of the registration statement or delay the delivery or filing, but not the preparation, of any amendment or supplement to the registration statement or otherwise delay the completion of any sale of Registrable Shares pursuant to the registration statement for a reasonable period of time, but not to exceed thirty (30) days (the

“Blackout Period”) within the ninety (90) day period beginning on the first day of a Blackout Period; provided, however, that the Company shall not deliver a Blackout Notice more than twice in any 365-day period; and provided, further, that any Blackout Period shall only be effective when and for so long as other holders, if any, of registration rights with respect to the Company’s securities are restricted from exercising their registration rights to the same or greater extent as the Holders.  Upon receipt of a Blackout Notice, the Holders shall not effect sales of Registrable Shares pursuant to the registration statement.  The Company shall promptly deliver written notice to the Holders of the expiration or earlier termination of any Blackout Period.

Section 3.               Incidental Registration Rights.  Subject to Section 10, in the event that the Company has failed to or is unable to file and maintain a Shelf Registration Statement as contemplated by Section 2(a) and until such failure or inability is remedied, if the Company proposes to register (including for this purpose a registration effected by the Company for security holders of the Company other than any Holder) any Company Common Stock for sale under the Securities Act or effect or participate in an offering of Company Common Stock under the Securities Act (other than (i) pursuant to Section 2 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, or (iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation) the Company shall, as promptly as practicable, give written notice to the Holders of the Company’s intention to effect such registration or effect or participate in such an offering.  If, within ten (10) days after receipt of such notice, any Holder submits a written request to the Company specifying the amount of Registrable Shares that it proposes to sell or otherwise dispose of in accordance with this Section 3, the Company shall use its reasonable best efforts to include the Registrable Shares specified in the contemplated offering.  If the offering is to be made by or through underwriters, the Company, any selling Holder and such underwriter shall execute an underwriting agreement in customary form; provided, however, that if the Company and any selling Holder are advised in writing in good faith by the lead underwriter of the Company’s securities that the amount to be sold by Persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount that can be offered without adversely affecting the offering (taking into consideration the interests of the Company and the Holders), the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of Registrable Shares) to a number reasonably deemed satisfactory by such lead underwriter; provided that the shares that shall be excluded shall be excluded in the following order: (i) first, securities held by any Persons not having any contractual or incidental “piggy-back” rights in respect of the offering contemplated by this Section 3, (ii) second, Registrable Shares held by the Holders sought to be included in the offering pursuant to this Section 3 and Company Common Stock sought to be included in such offering by Persons having contractual or incidental “piggy-back” rights, (iii) third, Company Common Stock sought to be offered and sold by other Persons having demand rights with respect to such an offering and (iv) fourth, Company Common Stock sought to be sold by the Company.  Any reduction of the number of Registrable Shares indicated under (ii) shall be made on a pro rata basis based upon the aggregate number of shares of Company Common Stock sought to be registered pursuant to this section by the relevant Holders and other Persons.

Section 4.               Underwriting and Broad Distribution.

(a)           At the request of any Holder, with respect to a sale of Registrable Shares by such Holder, the Company shall enter into an underwriting, agency, placement, subscription or other agreement, in usual and customary form and substance (including but not limited to usual and customary indemnities, the provision by independent counsel to the Company of customary opinions and the provision of customary certificates by officers of the Company and the provision by the Company’s independent accountants of customary comfort letters as reasonably requested by such Holder and the lead underwriters of such offering) with managing underwriters to be selected by such Holder and not disapproved by the Company acting reasonably, and the Company shall perform its obligations in connection therewith.

(b)           The Company shall be required to enter into an underwriting, agency, placement, subscription or other agreement pursuant to Section 4(a) only if such Registrable Shares are to be offered and sold in a manner intended to result in a broad distribution within or outside the United States (simultaneously or both), such that no single purchaser of the Registrable Shares will acquire in such offering more than 9.8 percent of the Company Common Stock outstanding at the time of such purchase and sale.

Section 5.               Registration Mechanics.

(a)           Company Obligations.  In connection with any registration of Registrable Shares pursuant to Section 2 or 3, the Company shall:

(i)            prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and the rules promulgated thereunder with respect to the sale or other disposition of all of the securities proposed to be registered by such registration statement;

(ii)           furnish to the Holders such number of copies of any prospectus (including preliminary, amended and supplemental prospectuses and any “issuer free writing prospectuses” (as such term is defined in Rule 433 under the Securities Act)) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while the Company  shall be required under the provisions hereof to cause the registration statement to remain effective;

(iii)          (A)          use its best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders or any underwriter shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holders or any underwriter to consummate the disposition of Registrable Shares in such jurisdictions and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed;

(iv)          furnish to the Holders, addressed to them, (A) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering, and (B) a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as such Holders may reasonably request;

(v)           use its reasonable best efforts to cause all Registrable Shares proposed to be registered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to the Company to enable the Holders to consummate the disposition of such Registrable Shares;

(vi)          within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the SEC, furnish to counsel selected by the Holders copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel, and promptly provide such counsel with all written comments from the SEC with respect to such documents;

(vii)         make available to the Holders, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any selling Holder or underwriter, upon request, all financial and other records, pertinent corporate documents and properties of the Company and Company Subsidiaries, including access to due diligence meetings involving the senior executives of the Company, as shall be reasonably necessary to enable the Holders, representatives of the Holders and the underwriters to conduct reasonable due diligence and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such person in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request and that in the case of the Holders, this obligation shall only apply to one attorney, accountant or other representative designated by the Requesting Holders;

(viii)        make available executive officers and other members of senior management of the Company (including the principal executive and financial officers of the Company) at “road shows” or other investor presentations conducted in connection with offerings of Registrable Shares;

(ix)           notify the Holders any time a prospectus relating to the offering of Registrable Shares is required to be delivered or filed under the Securities Act upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and (subject to the good faith determination of the board of directors of the Company as to whether to cease all sales under such registration statement), at the request of the Holders prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made;

(x)            use reasonable efforts to comply with all applicable rules and regulations of the SEC; and

(xi)           cause the Registrable Shares covered by such registration statement to be listed on the New York Stock Exchange and on any other principal securities exchange on which Company securities of the same class as the Registrable Shares are then listed.

(b)           Holder Obligations.  Each Holder agrees that upon  receipt of any notice from the Company of the occurrence of any event of the kind described in Section 5(a)(ix), it will forthwith discontinue its disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until it receives copies of the supplemented or amended prospectus contemplated by Section 5(a)(ix) and, if so directed by  the Company, it will deliver to the Company all copies then in their possession of the prospectus relating to such Registrable Shares, current at the time of receipt of such notice.  If a Holder’s disposition of Registrable Shares in connection with a Demand Notice is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the registration statement to permit dispositions of Registrable Shares by any selling Holders at least thirty (30) consecutive days and for an aggregate of one hundred and eighty (180) days, whether or not consecutive, the registration statement shall not be counted for purposes of determining whether the Holders have exercised a Demand Notice pursuant to Section 2(b).

Section 6.               Expenses.  The Company shall pay or cause to be paid all of the Company’s fees and expenses in connection with any registration and sale of Registrable Shares pursuant to the Registration Rights (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of counsel and independent accountants for the Company, and all fees and expenses of complying with securities or blue sky laws).

Section 7.               Indemnification and Contribution.

(a)           Indemnification by the Company.  With respect to any offering and sale registered pursuant to these Registration Rights, the Company agrees to indemnify and hold any selling Holder, each underwriter, if any, of the Registrable Shares under such registration, and each Person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any directors and officers of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively “Losses”), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Registrable Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Registrable Shares, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification contained in this Section 7 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by any selling Holder or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

(b)           Indemnification by the Holders.  In the case of each offering and sale registered pursuant to this Article II, any selling Holder and each underwriter, if any, participating therein shall severally indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and officers of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by any selling Holder or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

(c)           Notice.  Each party indemnified under this Section 7 shall promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnified party in writing of the commencement thereof.  The failure of any indemnified party to notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 7, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party.  In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnifying party shall not be entitled to assume the defense thereof with respect to such defenses).  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

(d)           Contribution.  If the indemnification provided for in this Section 7 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contributions relates as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, each party’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 7 was available to such party.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 8.               Exchange Act Reports.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration, prior to completion of the Merger, the Company agrees to use its reasonable best efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144, at all times, and take all action as may be required as a condition to the availability of Rule 144;

(b)           so long as a Holder owns any Registrable Shares, furnish to any Holders upon its request a written statement certifying the Company’s compliance with the reporting requirements of Rule 144 or any similar rule, and a copy of the most recent annual, periodic or current report of the Company filed pursuant to the Exchange Act and such other reports and documents as reasonably requested by such Holder in availing itself of any rule or regulation of the SEC allowing the sale of the Registrable Shares without registration;

(c)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)           facilitate and expedite transfers of Registrable Shares sold pursuant to SEC Rule 144, including providing timely notice to its transfer agent to expedite such transfers.

Section 9.               Other Agreements.

(a)           The Company shall not grant, and has not granted, any other Person rights to register securities of the Company on terms that would be reasonably likely to restrict the ability of the Company fully to perform its obligations to the Holders in connection with the Registration Rights.

(b)           The Company shall not amend any registration rights agreement with any other Person nor shall the Company waive any provision under any registration rights agreement that it would be entitled to waive thereunder if such waiver would be reasonably likely to adversely affect any Holder’s Registration Rights.

Section 10.             Benefits of Registration Rights.  The Purchaser and any permitted holder of the Shares under the Stock Purchase Agreement may exercise and have the benefits of the Registration Rights initially granted to the Purchaser hereunder in such manner and in such proportion as shall be determined by the Purchaser (the Purchaser and such holders exercising Registration Rights each shall be termed a “Holder” hereunder); provided, that each Holder shall also be subject to the obligations provided hereunder.

EXHIBIT B

FORM OF OPINION OF COMPANY COUNSEL

(i)            The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland.

(ii)           The Company has the power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby.

(iii)          The Shares have been duly authorized and when delivered and paid for in accordance with the terms of the Stock Purchase Agreement will be validly issued, fully paid and non-assessable; and the issuance of the Shares will not be subject to any preemptive or similar rights under the Company’s charter or bylaws or under Maryland law.

(iv)          The Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(v)           None of the execution, delivery or performance of the Agreement by the Company, the consummation by the Company of the transactions contemplated thereby or compliance by the Company with any of the provisions thereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company or any of its Material Subsidiaries, (ii) require any filing by the Company or any of the Company Subsidiaries with, notice to, or permit, authorization, consent or approval of, any Governmental Entity, except for such of the same that has already been obtained, (iii) require any consent or notice under, result in a violation or breach by the Company or any of the Company Subsidiaries of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment or any termination, buy-sell, transfer, option, right of first refusal, right of first offer, tag-along or any similar right by any party, or result in the creation of any Lien or other encumbrance on any property or asset of the Company or any of the Company Subsidiaries or otherwise give rise to any material obligation on the part of the Company, any Company Subsidiary or any other party pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Permit or other instrument or obligation or Material Contract or Company Lease to which the Company or any of the Company Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or (iv) violate any Law, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches, trigger events, creation of liens or defaults which, individually or in the aggregate, would not either (A)  prevent or materially delay consummation of the transactions contemplated by the Agreement, (B) otherwise prevent or materially delay performance by the Company of its obligations under the Agreement or (C) reasonably be likely to have a Company Material Adverse Effect.  We do not express any

B-1

opinion, however, on whether the execution, delivery or performance by the Company of the Agreement will constitute a violation of, or constitute a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of the Company Subsidiaries.

(vi)          Commencing with its taxable year ended December 31, 2003, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT, pursuant to Sections 856 through 860 of the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, with customary exceptions, assumptions and qualifications and based on customary representations.  We expressly declaim and do not render any opinion with respect to the Company’s qualification and taxation as a REIT under the Code based on the current and proposed method of operations for any period after the Merger set forth in the Merger Agreement.

The foregoing opinion shall be rendered by outside counsel for the Company reasonably acceptable to the Purchaser.

B-2

EXHIBIT C

FORM OF COMPANY COMPLIANCE CERTIFICATE

I,                         , [Chief Executive Officer][President] of Spirit Finance Corporation, a Maryland corporation (the “Company”), pursuant to Section 6.8 of the Stock Purchase Agreement, dated March 12, 2007 (the “Stock Purchase Agreement”), by and between the Company and Redford Holdco, LLC, a Delaware limited liability company, hereby certify that:

1.             The representations and warranties made by the Company in Article III of the Stock Purchase Agreement were true and correct as of the date of the Stock Purchase Agreement and as of the date hereof as though made on and as of the date hereof (except to the extent any such representation or warranty expressly speaks as of an earlier date).

2.             All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date hereof have been performed or complied with in all material respects.

3.             All notices, reports and other filings required to be made prior to the date hereof by the Company or any of the Company Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the date hereof by the Company or any of the Company Subsidiaries from, any Governmental Entity in connection with the execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby by the Company have been made or obtained and are effective on and as of the date hereof.

4.             Since the date of the Stock Purchase Agreement there has not been any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

5.             The number of shares of Company Common Stock outstanding as of the day immediately preceding the Closing Date is [ ].

Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

[Remainder of page intentionally left blank]

C-1

IN WITNESS WHEREOF, I have hereunto signed my name on behalf of the Company.

Dated:                       , 2007

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF PURCHASER COMPLIANCE CERTIFICATE

I,                           , [INSERT TITLE] of Redford Holdco, LLC, a Delaware limited liability company (the “Purchaser”), pursuant to Section 7.6 of the Stock Purchase Agreement, dated March 12, 2007 (the “Stock Purchase Agreement”), by and between Spirit Finance Corporation, a Maryland corporation, and the Purchaser, hereby certify that:

1.             The representations and warranties made by the Purchaser in Article IV of the Stock Purchase Agreement were true and correct in all material respects as of the date of the Stock Purchase Agreement and as of the date hereof as though made on and as of the date hereof (except to the extent any such representation or warranty expressly speaks as of an earlier date).

2.             All covenants, agreements and conditions contained in the Stock Purchase Agreement to be performed or complied with by the Purchaser on or prior to the date hereof have been performed or complied with in all material respects.

3.             All notices, reports and other filings required to be made prior to the date hereof by the Purchaser or any of its subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the date hereof by the Purchaser or any of its subsidiaries from, any Governmental Entity in connection with the execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby by the Purchaser have been made or obtained and are effective on and as of the date hereof.

Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

[Remainder of page intentionally left blank]

D-1

IN WITNESS WHEREOF, I have hereunto signed my name on behalf of the Purchaser.

Dated:                                 , 2007

By:
Name:
Title:

D-2